Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is entered into effective as of December 31, 2019, by and between (a) STERLING NATIONAL BANK (herein called the “Secured Party”) and (b) the pledgors identified on the signature pages hereto (whether one or more, each, together with its successors and permitted assigns, a “Pledgor” and collectively, the “Pledgors”).

WHEREAS, Air Industries Machining, Corp., a New York corporation, Nassau Tool Works, Inc., a New York corporation, and The Sterling Engineering Corporation, a Connecticut corporation (collectively, the “Borrowers”, and each a “Borrower”), Air Industries Group, a Nevada corporation (“Parent”), Air Realty Group, LLC, a Connecticut limited liability company (“Realty”), and Secured Party have entered into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Secured Party has agreed to make one or more term loans and make available a revolving line of credit to Borrowers, all in accordance with and subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, Parent owns, directly, 100% of the Equity Interests in Borrowers and Realty;

WHEREAS, Parent and Realty, as guarantors thereunder have executed and delivered to Secured Party a Guaranty Agreement of even date herewith, pursuant to which such Persons have guaranteed the payment and performance of all obligations of the Borrowers under the Loan Agreement and the other Loan Documents (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”); and

WHEREAS, it is a condition precedent to the Secured Party’s obligation to make the Loans and advances under the Loan Agreement that each Pledgor, among other things, shall execute and deliver this Agreement and pledge to Secured Party the Pledged Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Secured Party to enter into the Loan Agreement and other Loan Documents, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. DEFINITIONS AND REFERENCES

1.1. Defined Terms

As used in this Agreement (including the recitals hereof), the following terms shall have the meanings specified in this Section 1.1:

“Agreement” means this Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

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“Company Rights” means, collectively, all LLC Rights, all Partnership Rights and all Pledged Shares.

“Company Rights to Payments” means, collectively, all LLC Rights to Payments, Partnership Rights to Payments and all rights in respect of Pledged Shares described in item (iv) of the definition thereof.

“Excluded Equity” means the voting Equity Interest of any Issuer that is a First Tier Foreign Subsidiary in excess of 65% of all voting Equity Interests of such Issuer.

“Equity Interest” means, with respect to any Person, shares of capital stock, partnership interests, membership or limited liability company interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest.

“First Tier Foreign Subsidiary” means a direct Foreign Subsidiary of any Pledgor.

“Foreign Subsidiary” means any Subsidiary of a Pledgor that is a “controlled foreign corporation” (as defined in the IRC).

“IRC” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Issuer” means each Subsidiary of a Pledgor.

“LLC Agreements” means, collectively, any and all articles or certificates forming any Issuer that is a limited liability company now owned or hereafter acquired by a Pledgor and any operating agreement, limited liability company agreement or other agreement governing any such Issuer or the relations among the members and/or managers of any such Issuer.

“LLC Rights” means, collectively, to the extent permitted under Applicable Law, all LLC Units, all LLC Rights to Payments, all LLC Agreements and all other interests and rights of a Pledgor in any limited liability company Issuer now owned or hereafter acquired by such Pledgor, including without limitation any right to cause the dissolution of any such Issuer or to appoint or nominate a successor to such Pledgor as a member of any such Issuer and all proceeds of the foregoing.

“LLC Rights to Payments” means, collectively, to the extent permitted under Applicable Law, (i) all proceeds, interest, profits, and other payments or rights to payment attributable to a Pledgor’s interests in any limited liability company Issuer now owned or hereafter acquired by such Pledgor, including without limitation, such limited liability company Issuers listed on Schedule 1.1, and (ii) all dividends, distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of such Pledgor in any such Issuer, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any such Issuer, and whether or not the same arise or are payable under any LLC Agreements.

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“LLC Units” means, collectively, to the extent permitted under Applicable Law, (i) all membership or limited liability company ownership interests or other ownership interests of a Pledgor in any limited liability company Issuer, whether now owned or hereafter acquired by such Pledgor, including without limitation, the limited liability company Issuers listed on Schedule 1.1 and, (ii) all certificates representing any such membership or limited liability company ownership (or other ownership) interests, if applicable (iii) all options and other rights, contractual or otherwise, at any time existing with respect to such membership or limited liability company ownership (or other ownership) interests, and (iv) all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership or limited liability company ownership (or other ownership) interests.

“Obligor” means each Pledgor, each Borrower and any other Person who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party a lien upon any property as security for the Secured Obligations.

“Paid in Full” means payment and performance, in full, of the Secured Obligations (other than contingent indemnity obligations) and termination of Secured Party’s Commitment to make Revolving Loans under the Loan Agreement.

“Partnership” means any general partnership, limited liability partnership or limited partnership Issuer and any successor of any such partnership, whether now owned or hereafter acquired by a Pledgor.

“Partnership Agreements” means, collectively, any and all articles or certificates forming any Partnership and any partnership agreement, operating agreement or other agreement governing any such Partnership or the relations among the partners in any such Partnership.

“Partnership Rights” means, collectively, to the extent permitted under Applicable Law, all Partnership Units, all Partnership Rights to Payments, all Partnership Agreements and all other interests and rights of a Pledgor in any Partnership now owned or hereafter acquired by such Pledgor, including without limitation any right to cause the dissolution of such Partnership or to appoint or nominate a successor to such Pledgor as a partner in such Partnership and all proceeds of the foregoing.

“Partnership Rights to Payments” means, collectively, to the extent permitted under Applicable Law, (i) all proceeds, interest, profits, and other payments or rights to payment attributable to a Pledgor’s interests in any Partnership, including without limitation, the Partnerships listed on Schedule 1.1, and (ii) all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any Pledgor’s interest in any such Partnership, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any such Partnership, and whether or not the same arise or are payable under any Partnership Agreements.

“Partnership Units” means, collectively, to the extent permitted by Applicable Law, (i) all general partnership, limited partnership or limited liability partnership (or other ownership) interests of a Pledgor in any Partnership, including without limitation, the Partnerships listed on Schedule 1.1, (ii) all certificates representing any such general partnership, limited partnership or limited liability partnership (or other ownership) interests, (iii) all options and other rights, contractual or otherwise, at any time existing with respect to such general partnership, limited partnership or limited liability partnership (or other ownership) interests, and (iv) all dividends, cash instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such general partnership, limited partnership or limited liability partnership (or other ownership) interests.

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“Pledged Collateral” means, collectively and each individually, (i) the Company Rights, (ii) the Company Rights to Payments and (iii) any and all replacements, products and cash and non-cash proceeds of, and dividends, distributions in property, returns of capital or other distributions made on or with respect to, any of the foregoing Equity Interests; provided, however, that the Pledged Collateral shall not at any time include (and expressly excludes) any Excluded Equity or any rights in respect thereof.

“Pledged Shares” means, collectively, (i) all of the issued and outstanding shares of stock or other equity securities of a Pledgor in any Issuer owned or held of record or beneficially by such Pledgor on the date hereof, including but not limited to such shares of stock and equity securities described in Schedule 1.1; (ii) all other shares of stock or other equity securities now owned or hereafter acquired by a Pledgor in an Issuer, whether of the Issuers listed on Schedule 1.1 or any other Person; (iii) all certificates representing any such shares and equity securities, all options, and other rights, contractual or otherwise, at any time existing with respect to such shares; (iv) all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any Pledgor’s interest in any corporate Issuer, including interim distributions, returns of capital loan repayments and payments made in liquidation of any such Issuer, and whether or not the same arise or are payable under any articles or certificate of incorporation or the bylaws of such Issuer; and (v) any articles or certificate of incorporation forming any corporate Issuer now owned or hereafter acquired by a Pledgor or any bylaws or other agreement governing any such Issuer or the relations among the shareholders of any such Issuer and all rights thereunder.

“Secured Obligations” has the meaning given to such term in Section 2(a) hereof.

1.2. Accounting Terms

Unless otherwise specified, as used in this Agreement or in any certificate, report, instrument or other document made or delivered pursuant to this Agreement, all accounting terms not defined in this Agreement or in the Loan Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

1.3. Other Definitional Provisions

All capitalized terms in this Agreement (including the recitals hereof) and not defined herein shall have the defined meanings provided in the Loan Agreement. Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been waived by Secured Party in writing or cured. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

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2. PLEDGE OF COLLATERAL

(a) Each Pledgor hereby pledges and collaterally assigns to Secured Party and grants to Secured Party a continuing first priority security interest in and lien upon all of its right, title and interest in and to the Pledged Collateral, whether now or hereafter existing and the proceeds thereof, in each case, as continuing collateral security for the due and punctual payment and performance of (1) the Loans and all other Obligations of Borrowers and each other Pledgor under the Loan Agreement and the other Loan Documents (including, without limitation, all obligations or liabilities arising from all Bank Products and, if such Pledgor is party to a Guaranty Agreement, the payment by such Pledgor when due and payable of all amounts from time to time owing by it under or in respect of such Guaranty Agreement and the due performance by such Pledgor of all of its other obligations under or in respect of such Guaranty Agreement), whether now existing or hereafter incurred or arising, (2), all other sums payable under the Loan Agreement and the other Loan Documents, whether for principal, interest, fees or otherwise, whether now existing or hereafter incurred or arising, and (3) all renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing, in each case, whether or not evidenced by any note or other instrument or document, whether arising from or in connection with a loan, extension of credit, issuance of a letter of credit, acceptance, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, costs, fees, and expenses (all such obligations, indebtedness and liabilities described in this Section 2(a) collectively, whether now existing or incurred hereafter and including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, any Pledgor or any Issuer, the “Secured Obligations”). As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of any Borrower, a Pledgor or any Issuer. Notwithstanding anything in this Agreement to the contrary, the Secured Obligations shall be limited to a maximum aggregate amount equal to the largest amount that would render this Agreement and/or the security interest granted hereunder subject to avoidance as a fraudulent transfer or conveyance under Applicable Law.

(b) Pledgors shall deliver (or cause to be delivered) to Secured Party any and all certificates or instruments evidencing or representing its Pledged Collateral. At any time that a Pledgor holds any certificates or instruments evidencing or representing its Pledged Collateral, such Pledgor shall hold such certificates and/or instruments as bailee, in trust, for the Secured Party. Each Pledgor shall, upon request of Secured Party in connection with delivery of any certificates or instruments evidencing or representing Pledgor’s Pledged Collateral to Secured Party, execute and deliver to Secured Party one or more equity powers duly executed by such Pledgor in blank in respect of each certificate or instrument evidencing or representing any Pledged Collateral, in form and substance satisfactory to Secured Party in its Permitted Discretion, together with such other documents or instruments reasonably requested by Secured Party in order for Secured Party to have a valid and perfected continuing first priority Lien on the Pledged Collateral.

(c) Secured Party shall have the right, but not the obligation, to pay any taxes or levies on or relating to the Pledged Collateral and any costs to preserve the Pledged Collateral, which payments shall be made for the account of the applicable Pledgor and shall constitute a part of the Obligations.

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(d) Each Pledgor (i) irrevocably grants Secured Party the right to file any or all financing statements or continuation statements, and (ii) hereby agrees, within five (5) Business Days of any request by the Secured Party, at such Pledgor’s own cost and expense, to duly execute and deliver to Secured Party such assignments, certificates and/or such other agreements, assignments, instructions or documents as Secured Party may reasonably request, in each case, relating to such Pledgor’s Pledged Collateral or otherwise to enable Secured Party to create, maintain and perfect or from time to time renew the security interests granted hereby or to create, maintain and perfect a security interest in any additional Pledged Collateral hereafter acquired by such Pledgor or in any and all additions to and/or replacements, products and proceeds of any of the foregoing, all in form and substance reasonably satisfactory to Secured Party. Pledgors will pay all fees, costs and expenses (including, without limitation, reasonable attorneys’ fees) associated therewith, including without limitation, the cost of filing any of the foregoing in all public offices or other locations wherever Secured Party deems filing to be necessary or desirable. Each Pledgor irrevocably grants Secured Party the right, at Secured Party’s option, to file any or all of the foregoing referenced financing statements and continuations pursuant to the Uniform Commercial Code as enacted in the State of such Pledgor’s organization and otherwise without such Pledgor’s signature, and each Pledgor irrevocably appoints Secured Party as such Pledgor’s true and lawful attorney in fact, for such Pledgor and in its name, place and stead, with full power of substitution, and as fully and to the same extent and with the same effect as such Pledgor can, might or could do under Applicable Law, to execute any of the foregoing in such Pledgor’s name and to perform all other acts that Secured Party deems appropriate to perfect and continue the security interests conferred by this Agreement or otherwise to effect fully the purposes, terms and conditions of this Agreement, the Loan Agreement and the other Loan Documents. The aforesaid power of attorney is irrevocable, coupled with an interest, durable and shall not be affected by the subsequent disability or incapacity of any Pledgor.

(e) No injury to, or loss or destruction of, the Pledged Collateral or any Material Adverse Effect shall relieve any Pledgor of any of its Secured Obligations.

3. VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

(a) Unless an Event of Default shall have occurred and be continuing or would result from or be caused by any of the following:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to its Pledged Collateral or any part thereof, subject to the terms hereof;

(ii) Each Pledgor shall be entitled to receive and retain any and all Company Rights to Payments, including those paid in cash in respect of its Pledged Collateral; provided, however, that, any and all Company Rights to Payments paid or issued other than in cash (including, without limitation, stock and liquidating dividends) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any of its Pledged Collateral whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests or other ownership interests of any Issuer or any other Person or received in conversion or exchange for its Pledged Collateral or any part thereof or as a result of any merger, consolidation, conversion, acquisition, transfer, sale or disposition of any Issuer or its Pledged Collateral or other exchange of assets to which such Pledgor or any Issuer may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of its Pledged Collateral, shall be, and shall promptly, and in any event within two (2) Business Days of receipt thereof, be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party in the exact form received with any necessary endorsement or appropriate equity powers duly executed in blank, to be held by Secured Party as Pledged Collateral;

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(iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to any applicable Pledgor all such proxies, powers of attorney, dividend orders, interest orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers that such Pledgor is entitled to exercise pursuant to Section 3(a) and/or to receive the Company Rights to Payments that such Pledgor is authorized to receive and retain pursuant to Section 3(a)(ii); and each Pledgor shall execute and deliver to Secured Party all proxies, powers of attorney, dividend orders, interest orders and other instruments and documents as may be required or may be requested by Secured Party to enable Secured Party to receive and retain the Company Rights to Payments in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 3(b); and

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of any Pledgor to receive the Company Rights to Payments that such Pledgor is authorized to receive and retain pursuant to Section 3(a)(ii) shall cease immediately, without any notice to any Pledgor or action by or on behalf of Secured Party or any other Person, and all such rights thereupon shall become vested in Secured Party automatically without any action by any Person, and Secured Party shall have the sole and exclusive right and authority to receive and retain such Company Rights to Payments. Upon notice by the Secured Party to any Pledgor, the Secured Party may elect to terminate such Pledgor’s rights to exercise the voting and/or consensual rights and powers that such Pledgor is entitled to exercise pursuant to Section 3(a)(i) and upon the delivery of such notice, the Secured Party shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers. Each Pledgor shall execute and deliver such proxies, powers of attorney, dividend orders, interest orders and other instruments and documents as Secured Party may request to enable Secured Party to exercise such rights and receive such Company Rights to Payments and to exercise voting and/or consensual powers with respect to any Issuer. In addition, Secured Party is hereby appointed the true and lawful attorney-in-fact, for such Pledgor and in its name, place and stead, with full power of substitution and as fully and to the same extent and with the same effect as such Pledgor can, might or could do under Applicable Law, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and continuation of an Event of Default, whether in the name of Secured Party or such Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such Company Rights to Payments. The aforesaid power of attorney is irrevocable, coupled with an interest, durable and shall not be affected by the subsequent disability or incapacity of any Pledgor. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 3(b)(i) shall be retained by Secured Party as part of the Pledged Collateral and shall be applied in accordance with the provisions hereof and the Loan Agreement;

(ii) without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral (other than, except as otherwise expressly allowed hereunder, voting rights pertaining to the Pledged Collateral or any part thereof), as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer, or upon the exercise by any Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and any and all rights to dissolve any Issuer or to compel distribution of any Issuer’s assets; and

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(iii) all Company Rights to Payments of any kind in respect of Pledged Collateral which are received by any Pledgor contrary to the provisions of subsection (b)(i) and (b)(ii) of this Section 3 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgors, and shall be forthwith paid over to Secured Party as Pledged Collateral in the exact form received, to be held by Secured Party as Pledged Collateral.

4. REMEDIES ON DEFAULT

(a) Notwithstanding and without limiting any other provision of this Agreement, the Loan Agreement or any of the Loan Documents, if at any time an Event of Default shall have occurred and be continuing, then, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below or by law:

(i) exercise in respect of the Pledged Collateral, in addition to any other rights or remedies provided for herein, under the other Loan Documents or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) or at law or in equity generally or otherwise, including without limitation: (A) to foreclose the security interests and Liens created hereunder, (B) to realize upon or take possession of or sell any of the Pledged Collateral with or without judicial process, (C) to exercise such rights and powers with respect to the Pledged Collateral as any Pledgor might exercise; and

(ii) to the extent permitted by Applicable Law, without being required to give any notice to any Pledgor or to take or do any action (except as provided below or by Applicable Law):

(A) apply any cash held by it hereunder in the manner provided in Section 4(l); and

(B) collect, receive, appropriate and realize upon the Pledged Collateral or any part thereof, and/or sell, assign, transfer, contract to sell or otherwise dispose of and deliver the Pledged Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker’s board, on any securities exchange or at any of Secured Party’s places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Pledged Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

(b) In the event of a sale as aforesaid, Secured Party may, at any such sale, if it deems it advisable to do so, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of the Pledged Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities and other laws. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer the Pledged Collateral so sold to the purchaser thereof.

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(c) Each Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Collateral at a public sale than at a private sale or sales, the making of a public sale of the Pledged Collateral may be subject to registration requirements under applicable securities laws and other legal restrictions, compliance with which would require such actions on the part of such Pledgor, would entail such expenses and would subject Secured Party, any underwriter through whom the Pledged Collateral may be sold or any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Pledged Collateral impractical. Accordingly, each Pledgor hereby agrees that private sales made by Secured Party in good faith in accordance with the provisions of this Article 4, may be at prices and on other terms less favorable to any or all Pledgors than if the Pledged Collateral were sold at a public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Pledged Collateral to be sold at a public sale, such a private sale being considered or deemed to be a sale in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit their registration under the Securities Act of 1933, as amended (the “Securities Act”). Each Pledgor further acknowledges and agrees that any offer to sell any Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Dallas, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party may, in such event, bid for the purchase of such Pledged Collateral.

(d) Each Pledgor also hereby acknowledges that any private sale of the Pledged Collateral may be subject to compliance with federal and state securities and/or other laws.

(e) Each purchaser at any such sale shall hold the property sold, absolutely free from any claim or right whatsoever of any Pledgor, including any equity or right of redemption of any Pledgor, and each Pledgor hereby specifically waives all rights of redemption, stay or appraisal and other rights that such Pledgor has or may have under any law, regulation or statute now existing or hereafter adopted or otherwise. Secured Party shall give Pledgors not less than ten (10) calendar days’ written notice of its intention to make any such public or private sale. In the case of a public sale, such notice shall state the time and place fixed for such sale, and, in case of a sale at broker’s board, on a securities exchange, at one or more of Secured Party’s places of business or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Pledged Collateral, or that portion thereof so being sold, will first be offered for sale at such location. In the case of a private sale, such notice shall state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification.

(f) Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Pledged Collateral may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may again be sold upon like notice.

(g) Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

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(h) On any sale of any part of the Pledged Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser(s) by any Governmental Authority.

(i) Each Pledgor hereby acknowledges, understands and agrees that Secured Party (i) may exercise its rights under the Loan Agreement and the other Loan Documents, whether or not they provide security for any of the Secured Obligations, without exercising its rights hereunder or affecting the security provided hereunder, and (ii) may proceed against all or any portion of the Pledged Collateral and all other collateral securing any of the Secured Obligations in such order and at such time as determined by Secured Party in its sole discretion. Each Pledgor hereby expressly waives any rights under the doctrine of marshalling of assets.

(j) Each Pledgor hereby acknowledges, understands and agrees that compliance with the foregoing procedures shall satisfy any applicable requirements that such sale or disposition be made in a commercially reasonable manner, and shall result in such sale or disposition being considered and deemed to have been made in a commercially reasonable manner.

(k) Each of the rights, powers and remedies provided herein, or in the Loan Agreement or any Loan Document, or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law, in equity, by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. Secured Party shall have the right in its sole discretion to determine which rights, powers, Liens, security interest or remedies Secured Party may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Secured Party’s rights, powers, Liens, security interests or remedies hereunder, under the Loan Agreement or any of the Loan documents, or under Applicable Law or at equity. No notice to or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other notice or demand in similar or other circumstances.

(l) The proceeds of any collection, recovery, receipt, appropriation, realization, transfer, exchange, disposition or sale as aforesaid shall be applied by Secured Party as provided in the Loan Agreement.

5. REPRESENTATIONS, WARRANTIES and covenants OF pledgor

(a) Each Pledgor represents and warrants to Secured Party as of the date hereof and in all material respects as of the date of each request for a Revolving Loan except as relates to an earlier date (which representations and warranties shall survive the execution and delivery of this Agreement and the making of Loans and advances under the Loan Agreement) as follows:

(i) it has all requisite power, right and authority to (A) own its Pledged Collateral, (B) execute, deliver and perform this Agreement, (C) pledge its Pledged Collateral, and (D) grant the security interests and Liens in its Pledged Collateral pursuant to this Agreement and otherwise consummate the transactions contemplated under this Agreement and the other Loan Documents to which it is a party, and such Pledgor is under no legal restriction or limitation that would prevent it from doing any of the foregoing;

(ii) this Agreement has been duly executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

PLEDGE AGREEMENT - Page 10

(iii) such Pledgor is the direct record and beneficial owner of its Pledged Collateral, and such Pledgor has and will have good, valid and marketable title thereto, free and clear of all Liens other than the security interests created by this Agreement and Permitted Liens;

(iv) all of its Pledged Collateral has been duly authorized and validly issued, is fully paid and (other than with respect to limited liability company and partnership interests) non-assessable and none of its Pledged Collateral was issued in violation of the preemptive or subscription rights of any Person or of any agreement by which such Pledgor or any Issuer is bound;

(v) such Pledgor’s Pledged Collateral described on Schedule 1.1 attached hereto constitutes 100% of (1) the issued and outstanding Partnership Units of each Partnership, (2) the issued and outstanding LLC Units of each limited liability company Issuer, and (3) the issued and outstanding Pledged Shares of each corporate Issuer (other than, in each case, the Excluded Equity);

(vi) its Pledged Collateral is and will be duly and validly pledged to Secured Party in accordance with Applicable Law, and Secured Party has a good, valid and perfected first priority Lien on and security interest in its Pledged Collateral and the proceeds thereof subject to no Liens in favor of any other Person (except Permitted Liens), and no filing or other action will be necessary to perfect or protect such lien or security interest other than the filing of any financing statement with the appropriate secretary of state naming such Pledgor, as debtor, and Secured Party, as secured party, and describing its Pledged Collateral and delivery to Secured Party of any certificates evidencing its Pledged Collateral endorsed in blank;

(vii) no restrictions or conditions exist with respect to the transfer, voting or capital of any Pledged Collateral and no approval, consent or authorization of, filing, registration or qualification with, or other action by, any Issuer, any Governmental Authority or any other Person is or will be necessary to permit the valid execution, delivery or performance of this Agreement by such Pledgor or consummation of the transactions or creation or granting of the Liens and security interests contemplated hereby and all documentary stamp and other taxes and fees owing in connection with the issuance transfer or pledge of its Pledged Collateral (or rights in respect thereof) have been paid;

(viii) the foregoing representations and warranties are made with the knowledge and intention that Secured Party is relying and will rely thereon, and such representations and warranties shall survive the execution and delivery of this Agreement and the making of Loans and advances under the Loan Agreement and shall continue until this Agreement is terminated as provided herein;

(ix) such Pledgor has delivered to Secured Party all certificates and instruments evidencing its Pledged Collateral and all such certificates and instruments are valid and genuine and have not been altered; and

(x) as of the date hereof, other than with respect to any corporate Issuer: (1) no Issuer has elected the application of Article 8 of the UCC to apply to any of its Company Rights, and (2) no LLC Rights or Partnership Rights constitutes a “security” within the meaning of, and governed by, Article 8 of the UCC.

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(b) Until all Obligations have been Paid in Full and the Loan Agreement has been terminated, each Pledgor hereby covenants that:

(i) Pledgor shall: (A)  maintain, or cause to be maintained, at all times, the pledge of its Pledged Collateral to Secured Party and Secured Party’s perfected first priority lien on and security interest in its Pledged Collateral; (B) use commercially reasonable efforts to defend its Pledged Collateral and Secured Party’s security interest therein and perfected first priority lien thereon against all claims and demands (other than Permitted Liens) of all Persons at any time claiming the same or any interest therein adverse to Secured Party, and pay all reasonable costs, fees and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which may at Secured Party’s discretion be charged to such Pledgor’s account and added to the Obligations, and (C) if Secured Party so demands in writing in accordance with this Agreement to the extent entitled thereto pursuant to this Agreement or otherwise at any time during the continuance of an Event of Default, deliver all replacements, products and proceeds of, and dividends, distributions in property, returns of capital or other distributions made on or with respect to, its Pledged Collateral to Secured Party promptly upon receipt in a form and manner reasonably satisfactory to Secured Party;

(ii) Each Pledgor shall, and shall cause each Issuer to, keep correct and complete books of record with respect to its Pledged Collateral in accordance with commercially reasonable business practices;

(iii) Each Pledgor shall, and shall cause each Issuer to, take all necessary and appropriate commercially reasonable actions to ensure that (A) this Agreement and the security interests and Liens created hereby are and remain perfected and enforceable against such Pledgor in accordance with its terms, and (B) such Pledgor complies with each of its covenants, agreements and obligations under this Agreement;

(iv) Such Pledgor shall not take or permit to be taken, or permit or cause any Issuer to take or permit to be taken, any action in connection with its Pledged Collateral or otherwise which would reasonably be expected to impair the value of its Pledged Collateral or any portion thereof or the value of the interests or rights of such Pledgor or Secured Party therein or with respect thereto, including, without limitation, any amendment to or modification of the articles of incorporation or certificate of formation (or similar charter documents) or bylaws, operating agreement, partnership agreement, or limited liability company agreement (or similar governing documents) of such Person which would reasonably be expected to result in or cause any of the foregoing;

(v) Except for the Pledged Shares, the Pledged Collateral is not and shall not at any time be evidenced by any certificates;

(vi) No Pledgor will effect or permit any amendment to any of the LLC Agreements or the Partnership Agreements to elect the application of Article 8 of the UCC to apply to any of the LLC Rights or the Partnership Rights or elect to cause the LLC Rights or the Partnership Rights to constitute “securities” within the meaning of, and governed by, Article 8 of the UCC; and

PLEDGE AGREEMENT - Page 12

(vii) The certificates evidencing the Pledged Collateral shall at all times be valid and shall not be altered. The Pledged Collateral at all times shall be duly authorized, validly issued, fully paid and (other than with respect to partnership and limited liability company interests) non-assessable, and shall not be issued in violation of the pre-emptive or subscription rights of any Person or of any agreement by which any Pledgor or any Issuer is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Pledged Collateral.

6. MISCELLANEOUS PROVISIONS

6.1. Additional Actions and Documents

Each Pledgor hereby agrees to take or cause to be taken such further commercially reasonable actions to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be reasonably requested by Secured Party in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default hereunder.

6.2. Notices

Any notice or request hereunder shall be given to Pledgors or to Secured Party in accordance with the provisions set forth in the Loan Agreement.

6.3. Delay

No course of action or dealing, renewal or extension of this Agreement, any security interests or liens created hereunder or rights or obligations hereunder, release of any Pledgor or any of the foregoing or delay, failure or omission on Secured Party’s part in enforcing this Agreement, the Loan Agreement or any other Loan Document or in exercising any right, remedy, option or power hereunder or thereunder shall affect the liability of any Pledgor or operate as a waiver of such or of any other right, remedy, power or option or of any default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or under any other Loan Document affect the liability of any Pledgor or preclude any other or further exercise of such or any other right, remedy, power or option. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Notwithstanding any other provision of this Agreement, the Loan Agreement or any other Loan Document, by completing the closing or by making Loans or advances, Secured Party does not waive a breach of any representation or warranty of any Pledgor under this Agreement and all of Secured Party’s claims and rights resulting from any breach or misrepresentation by any Pledgor hereunder are specifically reserved by Secured Party.

6.4. Successors and Assigns; Participations; New Secured Parties

This Agreement shall inure to the benefit of Secured Party and each of its successors and permitted assigns. No Pledgor may assign, delegate or transfer this Agreement or any of its rights or obligations under this Agreement, the Loan Agreement or any other Loan Document without the prior written consent of Secured Party except by operation of law in connection with a merger or consolidation permitted under the Loan Agreement. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Pledgor. Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to Secured Party of any Pledgor’s duty of performance, including, without limitation, any duties under any account or contract in which Secured Party has a security interest or Lien. This Agreement shall be binding upon Pledgors and their respective successors and permitted assigns.

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6.5. Severability

The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof.

6.6. Survival

It is the express intention and agreement of the parties hereto that all obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Pledgors herein shall survive the execution and delivery of this Agreement and the making of Loans and advances until all Obligations have been Paid in Full and this Agreement is terminated.

6.7. Effectiveness and Termination

This Agreement shall be effective on the date hereof and shall continue in full force and effect until all Secured Obligations shall have been Paid in Full and the Loan Agreement shall have been terminated, all in accordance with the Loan Agreement. The parties hereto acknowledge that the Obligations secured hereby include a revolving line of credit and hereby agree that the rights and powers and security interests and Liens granted to Secured Party hereunder and the financing statements filed pursuant hereto shall continue in full force and effect notwithstanding the fact that Borrowers’ borrowings under the Loan Agreement may from time to time be temporarily in a zero credit position. Each Pledgor waives any rights which it may have under the UCC or otherwise to demand the filing of termination statements with respect to the Pledged Collateral, and Secured Party shall not be required to send such termination statements to any Pledgor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Secured Obligations shall have been Paid in Full or in respect of Pledged Collateral to the extent sold or otherwise disposed of as permitted under the Loan Documents.

6.8. Governing Law; Venue; Construction

THIS AGREEMENT HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL RESPECTS BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, ROCKLAND COUNTY OR WESTCHESTER COUNTY, NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN SECURED PARTY AND SUCH PLEDGOR BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN SECURED PARTY AND ANY PLEDGOR MAY BE BROUGHT AND LITIGATED IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, ROCKLAND COUNTY OR WESTCHESTER COUNTY, NEW YORK, HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

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6.9. Captions

The captions in this Agreement are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Agreement, and shall not affect the meaning or interpretation of this Agreement.

6.10. Counterparts

This Agreement may be executed in any number of counterparts, and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A telecopy, pdf or other electronic transmission of any such executed counterpart signature page shall be deemed valid as an original.

6.11. Indemnity

(a) to the fullest extent permitted by applicable law, Each PLEDGOR agrees to defend, indemnify and hold the secured party harmless from and against any and all Indemnified Claims including those Indemnified Claims which relate to or arise out of any secured party’s own NEGLIGENCE, provided, that no PLEDGOR shall have any obligation hereunder to the secured party with respect to Indemnified Claims resulting directly from the willful misconduct or gross negligence of such Indemnified Person. The agreements in THIS SECTION shall survive any termination of this Agreement or payment of all other Obligations.

(b) Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Secured Party agrees not to select counsel to defend the event if that would cause a Pledgor’s insurer to deny coverage; provided, however, that Secured Party reserves the right to retain counsel to represent it or any of the other Indemnified Persons with respect to an Insured Event at its sole cost and expense. To the extent that Secured Party obtains recovery from a third party other than an Indemnified Person of any of the amounts that Pledgor has paid to Secured Party pursuant to the provisions of this Section 6.11, then Secured Party shall promptly pay to Pledgor the amount of such recovery.

6.12. Setoff

In addition to any other rights Secured Party may have hereunder, under the Loan Agreement or any of the Loan Documents, or under applicable law or at equity, upon the occurrence and continuation of any Event of Default Secured Party shall have the right to apply any property of Pledgors held by Secured Party to reduce the Obligations.

PLEDGE AGREEMENT - Page 15

6.13. Waiver of Notice; Waiver of Statute of Limitations

Each Pledgor hereby waives demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, notice of Loans or advances made, credit extended, collateral received or delivered, or any other action taken by Secured Party in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. The pleading of any statute of limitations as a defense to any demand against Pledgor hereunder and under the Loan Documents is expressly waived by Pledgor.

6.14. Waiver of Defenses

Each Pledgor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Secured Party to obtain an order of court recognizing the assignment of or security interests and liens of Secured Party in and to the Pledged Collateral.

6.15. Discharge of Pledgor’s Obligations

In addition to and notwithstanding any other provision of this Agreement, the Loan Agreement or any other Loan Document, Secured Party, in its sole discretion, shall have the right, but not the obligation, at any time that Pledgors fail to do so, without prior notice to Pledgors, to: (i) obtain insurance covering any of the Pledged Collateral as and to the extent required under the Loan Agreement; (ii) perform any of any Pledgor’s obligations hereunder; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Pledged Collateral in violation of this Agreement unless a Pledgor is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of any of the Pledged Collateral. Such expenses and advances shall be added to the Secured Obligations until reimbursed to Secured Party and shall be secured by the Pledged Collateral. Any such payments and advances by Secured Party shall not be construed as a waiver by Secured Party of any Default or Event of Default or any other rights, remedies or powers of Secured Party hereunder, or under the Loan Agreement or any other Loan Document or otherwise.

6.16. Jury Waiver

EACH PLEDGOR AND SECURED PARTY EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY EITHER AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. PLEDGORS AND SECURED PARTY EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

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6.17. Entire Agreement

This Agreement and the other Loan Documents constitute the entire agreement between Pledgors and Secured Party with respect to the subject matter hereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof, which are, to the fullest extent permitted by Applicable Law, hereby terminated, null and void and of no further force or effect. Neither this Agreement nor any portion hereof may be changed, modified, amended, restated, waived, supplemented, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by both Secured Party and Pledgors. Any waiver of this Agreement by Secured Party shall be limited solely to the express terms and provisions of such waiver. Each party to this Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Agreement and the other Loan Documents.

6.18. Sole Duty of Secured Party

Except for the safe custody of any Pledged Collateral in its actual possession and the accounting for any moneys received by it hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Pledged Collateral or any matter or proceeding arising out of or relating thereto, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto. Secured Party shall have been deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its actual possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

6.19. Secured Party Approvals

Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Secured Party with respect to any matter that is subject of this Agreement may be granted or withheld by Secured Party in its sole and absolute discretion.

6.20. No Unwritten Oral Agreements

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AND ENTIRE AGREEMENT BETWEEN PLEDGOR AND SECURED PARTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PLEDGORS AND SECURED PARTY. THIS AGREEMENT SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ARRANGEMENTS, OR UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Pledge Agreement as of the date first written above.

PLEDGORS:

AIR INDUSTRIES GROUP, a Nevada corporation

By:	/s/ Michael Recca
	Name:	Michael Recca
	Title:	Chief Financial Officer

SECURED PARTY:

STERLING NATIONAL BANK
as the Secured Party

By:	/s/ Lawrence Cannariato
	Name:	Lawrence Cannariato
	Title:	Vice President

PLEDGE AGREEMENT - Signature Page

Pledge Agreement

Schedule 1.1

Description of Initial Pledged Shares

Name of Issuer	Class or Series of Equity Interest	Number of Shares	Certificate Representing Equity Interest	Percentage of Equity Interest Pledged
Air Industries Machining, Corp.	Common	100	9	100%
The Sterling Engineering Corporation	Common	100	2	100%
NTW Operating Inc. (n/k/a Nassau Tool Works, Inc.)	Common	100	2	100%

Description of Initial LLC Units Pledged

Name of Issuer	Class or Series of Equity Interest	Number of Units/ Membership Interests	Certificate Representing Equity Interest	Percentage of Equity Interest Pledged
Air Realty Group, LLC	Membership Interests - the only class outstanding	100%	N/A	100%

PLEDGE AGREEMENT - Schedule 1.1